                                                             EXHIBIT 10.06.03.01

                            ASSET PURCHASE AGREEMENT

   This ASSET PURCHASE AGREEMENT is dated March 28, 1996, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer"), and Common Ground Broadcasting, Inc., an Oregon corporation ("Seller").

                                PREMISES:

      A. Seller is the licensee of and operates radio station KDBX(FM), Banks, Oregon (the "Station") and pursuant to licenses issued by the Federal Communications Commission (the "FCC").

      B. Seller desires to sell, and Buyer wishes to buy, substantially all of Seller's assets used or useful in the operation of the Station and the broadcast business made possible thereby for the price and on the terms and conditions hereafter set forth.

                              AGREEMENTS:

   In consideration of the above premises and the covenants and agreements contained herein, Buyer and Seller agree as follows:

                                  Section 1

                                DEFINED TERMS

   The following terms shall have the following meanings in this Agreement:

   1.1 "Accounts Receivable" means the rights of Seller to payment for services rendered (including sale of time or talent on the Station for cash) by Seller prior to the Closing Date as reflected on the billing records of Seller relating to the Station.

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   1.2 "Assets" means the tangible and intangible assets owned by Seller in connection with the conduct of the business or operations of the Station, which assets are being sold, transferred, or otherwise conveyed to Buyer hereunder, and which are specified in detail in Section 2.1.

   1.3 "Back Bay" shall mean Back Bay Broadcasters, Inc., a Delaware corporation, and shall include its successors and assigns.

   1.4 "Back Bay Agreement" shall mean the Agreement, dated March 15, 1994, by and between American and Back Bay, as from time to time amended.

   1.5 "Assumed Contracts" means (i) all agreements listed in Schedule 3.6, and (ii) any agreements entered into by Seller in the ordinary course of business between the date hereof and the Closing Date which Buyer agrees in writing to assume.

   1.6 "Closing" means the consummation of the transaction contemplated by this Agreement in accordance with the provisions of Section 8.

   1.7 "Closing Date" means the date of the Closing specified in Section 8.1.

   1.8 "Consents" means all of the consents, permits or approvals of government authorities and other third parties necessary to transfer the Assets to Buyer or otherwise to consummate the transaction contemplated hereby, including without limitation the consents of the parties to those agreements designated in
Schedule 3.6 with an asterisk.

   1.9 "Escrow Deposit" shall mean the sum of Five Hundred Thousand Dollars ($500,000) held by Media Venture Partners as Escrow Agent pursuant to an Escrow Agreement of even date, by and among Buyer, Seller, and Escrow Agent in the form of Schedule 1.9 hereto.

   1.10 "Excluded Assets" shall mean those assets described or set forth in
Section 2.2 herein and on Schedule 2.2 hereto.

   1.11 "FCC Consent" means action by the FCC granting its consent to the assignment of the FCC Licenses to Buyer as contemplated by this Agreement.

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   1.12 "FCC Licenses" means all of the licenses, permits and other authorizations issued by the FCC to Seller in connection with the conduct of the business or operations of the Station.

   1.13 "Final Order" means a written action, order or public notice issued by the FCC, setting forth the FCC Consent and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended, and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to review the action on its own motion has expired, or (ii) in the event of review, reconsideration or appeal that does not result in the FCC consent being reversed, stayed, enjoined, set aside, annulled or suspended, the time for further review, reconsideration or appeal has expired.

   1.14 "Licenses" means all of the licenses, permits and other authorizations, including the FCC Licenses, issued by the FCC, the Federal Aviation Administration ("FAA"), and any other federal, state or local governmental authorities to Seller in connection with the conduct of the business or operations of the Station.

   1.15 "Personal Property" means all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, spare parts, and other tangible personal property which are owned by Seller and which are set forth on Schedule 3.5, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

    1.16 "Purchase Price" means the purchase price specified in Section 2.3.

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                                   SECTION 2

                          SALE AND PURCHASE OF ASSETS

   2.1  Agreement to Sell and Buy. Subject to the terms and conditions set forth
        -------------------------
in this Agreement, Seller hereby agrees to transfer and deliver to Buyer on the Closing Date, and Buyer agrees to purchase, all of the Assets, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Section 2.5, 3.5 or 3.6 below), more specifically described as follows:

        (a) The Personal Property;

        (b) The Licenses;

        (c) The Assumed Contracts;

        (d) All trademarks, trade names, service marks and all other information and similar intangible assets relating to the Station, including those listed in Schedule 3.8 hereto;

        (e) All of the Seller's proprietary information, which relate to the Station, including without limitation, technical information and data, machinery and equipment warranties, maps, computer discs and tapes, plans, diagrams, blueprints, and schematics, including filings with the FCC which relate to the Station, if any;

        (f) All choses in action and rights under warranties of Seller relating to the Station or the Assets, if any;

        (g) All books and records relating exclusively to the business or operations of the Station, including executed copies of the Assumed Contracts, and all records required by the FCC to be kept, subject to the right of Seller to

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     have such books and records made available to Seller for a reasonable period, not to exceed three (3) years; and

        (h) All intangible assets of Seller relating to the Station not specifically described above.

     2.2  Excluded Assets. The Assets shall exclude the following assets:
          ---------------

        (a) Seller's cash on hand as of the Closing Date and all other cash in any of Seller's bank or savings accounts; any and all insurance policies, letters of credit, or other similar items and any cash surrender value in regard thereto; and any stocks, bonds, certificates of deposit and similar investments.

        (b)  Seller's Accounts Receivable

        (c)  Any agreements other than the Assumed Contracts;

        (d) All books and records of Seller, subject to the right of Buyer to have access and to copy for a period of three (3) years from the Closing Date, and Seller's corporate records and other books and records related to internal corporate matters and financial relationships with Seller's lenders;

        (e) Any and all claims of Seller with respect to transactions prior to the Closing Date, including without limitation any claims, rights and interest in and to any refunds of federal, state or local franchise, income or other taxes or fees of any nature whatsoever;

        (f) Any pension, profit-sharing or employee benefit plans, and any employment or collective bargaining agreement.

   2.3  Purchase Price. The Purchase Price shall be Fourteen Million
        --------------
Dollars - ($14,000,000). The Purchase Price shall be (i) adjusted to reflect any adjustments or prorations made and agreed to at Closing as provided in Section
2.4 hereof, and (ii) shall be increased by the amount of payments, if any, made prior to Closing by Seller to Combined Communications, Inc. pursuant to the Assumed Contract relating to Combined Communications, Inc. described in Schedule 3.6.

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    2.4  Adjustments and Prorations. All revenues arising from the Station up
         --------------------------
until midnight on the Closing Date, and all expenses arising from the Station up until midnight on the Closing Date, including business and license fees (including any retroactive adjustments thereof), utility charges, real and personal property taxes and assessments levied against the Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Assets hereunder), and similar prepaid and deferred items, shall be prorated between Buyer and Seller in accordance with the principle that Seller shall receive all revenues, and all refunds to Seller and deposits of Seller held by third parties, and shall be responsible for all expenses, costs and liabilities allocable to the conduct of the business or operations of the Station for the period prior to the Closing Date, and Buyer shall receive all revenues and shall be responsible for all expenses, costs and obligations allocable to the conduct of the business or operations of the Station on the Closing Date and for the period thereafter.

    Notwithstanding the foregoing, there shall be no adjustment for, and Seller shall remain solely liable with respect to, any Contracts not included in the Assumed Contracts, or any other obligation or liability not being assumed by Buyer in accordance with Section 2.5.

        A. Any adjustments or prorations will, insofar as feasible, be determined and paid on the Closing Date, with final settlement and payment being made in accordance with the procedures set forth in Section 2.4B.

        B. Within sixty (60) days after the Closing Date, Buyer shall deliver to Seller a certificate (the "Closing Certificate"), signed by a senior officer of Buyer after due inquiry by such officer but without any personal liability to such officer, providing a compilation of the adjustments and prorations to be made pursuant to this Section 2.4, including any adjustments and prorations made at Closing, together with a copy of any working papers relating to such Closing Certificate and such other supporting evidence as

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Seller may reasonably request. If Seller shall conclude that the Closing
Certificate does not accurately reflect the adjustments and prorations to be made pursuant to this Section 2.4, Seller shall, within thirty (30) days after its receipt of the Closing Certificate, provide to Buyer its written statement of any discrepancies believed to exist. Joseph L. Winn on behalf of Buyer, and Dirk Gastaldo on behalf of Seller, or their respective designees, shall attempt jointly to resolve the discrepancies within fifteen (15) days after receipt of Seller's discrepancy statement, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or review. If such representatives cannot resolve the discrepancy to their mutual satisfaction within such fifteen (15) day period, Buyer and Seller shall, within the following ten (10) days, jointly designate a nationally known independent public accounting firm to be retained to review the Closing Certificate together with Seller's discrepancy statement and any other relevant documents. The cost of retaining such independent public accounting firm shall be borne equally by Buyer and Seller. Such firm shall report its conclusions as to adjustments pursuant to this Section 2.4, which report shall be conclusive on all parties to this Agreement and not subject to dispute or review. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Buyer is determined to owe an amount to Seller, Buyer shall pay such amount to Seller, and if Seller is determined to owe an amount to Buyer, Seller shall pay such amount thereof to Buyer, in each case within ten
(10) days of such determination.

   2.5  Assumption of Liabilities and Obligations. As of the Closing Date, Buyer
        -----------------------------------------
shall pay, discharge and perform (i) all of the obligations and liabilities of Seller under the Licenses and the Assumed Contracts insofar as they relate to the time period on and after the Closing Date, and arising out of events occurring on or after the Closing Date, (ii) all obligations and liabilities arising out of events occurring on or after the Closing Date related to Buyer's ownership of the Assets or its conduct of the business or operations of the Station on or after the Closing Date, and (iii) all obligations and liabilities for which

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Buyer receives a proration adjustment hereunder. All other obligations and liabilities of Seller, including (i) any obligations under any agreement not included in the Assumed Contracts, (ii) any obligations under the Assumed Contracts relating to the time period prior to the Closing Date, (iii) any claims or pending litigation or proceedings relating to the operation of the Station prior to the Closing Date, and (iv) any liabilities or obligations to Seller's employee (including obligations for accrued vacation or sick pay and severance pay), shall remain and be the obligations and liabilities solely of Seller.

                                   SECTION 3

                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------

Seller represents and warrants to Buyer as follows:

   3.1  Organization, Standing and Authority. Seller is a corporation duly
        ------------------------------------
formed, validly existing and in good standing under the laws of the State of Oregon and is duly qualified to conduct its business in the state of Oregon, which is the only jurisdiction where the conduct of the business or operations of the Station requires such qualification. Seller has all requisite corporate power and authority (i) to own, lease, and use the Assets as presently owned, leased, and used, and (ii) to conduct the business or operations of the Station as presently conducted. Seller has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants and conditions to be performed and complied with by Seller, hereunder and thereunder. Seller is not a participant in any joint venture or partnership with any other person or entity with respect to any part of the Station's operations or the Assets.

   3.2  Authorization and Binding Obligation. The execution, delivery, and
        ------------------------------------
performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller. This Agreement has been duly executed and

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delivered by Seller and constitutes the legal, valid, and binding obligation of
Seller, enforceable against Seller in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

   3.3  Absence of Conflicting Agreements. Subject to obtaining the Consents,
        ---------------------------------
the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with any provision of the Articles of Incorporation and By-Laws of Seller; (iii) will not conflict with, result in a breach of, or constitute a default under, any law, judgment, order, ordinance, decree, rule, regulation or ruling of any court or governmental instrumentality, which is applicable to either Seller; (iv) will not conflict with, constitute grounds for termination of, result in a breach of, constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, license or permit to which either Seller is a party or by which either may be bound; or (v) will not create any claim, liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets.

   3.4  Licenses. Schedule 3.4 includes a true and complete list of the
        --------
Licenses. Seller has delivered to Buyer true and complete copies of the Licenses (including any and all amendments and other modifications thereto). As described in Schedule 3.4, the Licenses were validly issued with the Seller designated thereon being the authorized legal holder thereof. The Licenses comprise all of the licenses, permits and other authorizations required from any governmental or regulatory authority for the lawful conduct of the business or operations of the Station as presently operated. Seller has no reason to believe that the Licenses will not be renewed by the FCC or other granting authority in the ordinary course.

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   3.5  Title to and Condition of Personal Property. Schedule 3.5 contains a
        -------------------------------------------
description of the items of Personal Property of the Station which shall be conveyed to Buyer at Closing. Except as described in Schedule 3.5, Seller owns and has good title to all Personal Property. None of the Personal Property is subject to any security interest, mortgage, pledge, conditional sales agreement, or other lien or encumbrance, except for (i) liens for current taxes not yet due and payable, and (ii) any other claims or encumbrances which are described in
Schedule 3.5 and annotated to indicate that such claims or encumbrances shall be removed prior to or at Closing. Except as shown in Schedule 3.5, the Personal Property taken as a whole is in good operating condition and repair (ordinary wear and tear excepted), and is available for immediate use in the business or operation of the Station, and the transmitting and studio equipment included in the Personal Property (i) has been maintained consistent with FCC rules and regulations, and (ii) will permit the Station and any unit auxiliaries thereto to operate in accordance with the terms of the FCC Licenses and the rules and regulations of the FCC, and with all other applicable federal, state and local statutes, ordinances, rules and regulations.

   3.6 Assumed Contracts. Schedule 3.6 contains descriptions of all the Assumed
       -----------------
Contracts. Seller has delivered to Buyer true and complete copies of all Assumed Contracts. All of the Assumed Contracts are in full force and effect, and are valid, binding and enforceable in accordance with their terms, except as the enforceability thereof may be affected by bankruptcy, insolvency or similar laws affecting creditors' rights generally, or by court-applied equitable remedies. Seller is not in material breach, nor to Seller's knowledge is any other party in material breach, of the terms of any Assumed Contracts. Except as expressly set forth in Schedule 3.6, the Seller is not aware of any intention by any party to any Assumed Contract (i) to terminate such contract or amend the terms thereof, (ii) to refuse to renew the same upon expiration of its term, or (iii) to renew the same upon expiration only on terms and conditions which are more onerous than those pertaining to such existing contract. Except for the Consents, Seller has full legal power

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and authority to assign its rights under the Assumed Contracts to Buyer in accordance with this Agreement, and such assignment will not affect the validity, enforceability and continuation of any of the Assumed Contracts.

   3.7  Consents. Except for the FCC Consent provided for in Section 6.1 and the
        --------
other Consents indicated in Schedule 3.6 or described in Schedule 3.7, no consent, approval, permit or authorization of, or declaration to or filing with any governmental or regulatory authority, or any other third party is required
(i) to consummate this Agreement and the transaction contemplated hereby, (ii) to permit Seller to assign or transfer the Assets to Buyer, or (iii) to enable Buyer to conduct the business or operations of the Station in essentially the same manner as such business or operations are presently conducted.

   3.8  Trademarks, Trade Names and Copyrights. Schedule 3.8 is a true and
        --------------------------------------
complete list of all copyrights, trademarks, trade names, licenses, patents, permits, jingles, privileges and other similar intangible property rights and interests (exclusive of those required to be listed in Schedule 3.4) applied for, issued to or owned by Seller, or under which Seller is licensed or franchised, and used or useful in the conduct of the business or operations of the Station, all of which are valid and in good standing and uncontested. Seller has delivered to Buyer copies of all documents establishing such rights, licenses, or other authority. Seller is not aware that it is infringing upon or otherwise acting adversely to any trademarks, trade names, copyrights, patents, patent applications, know-how, methods, or processes owned by any other person or persons, and there is no claim or action pending, or to the knowledge of Seller threatened, with respect thereto.

   3.9  Insurance.  All of the tangible property included in the Assets is
        ---------
insured against loss or damage in amounts generally customary in the broadcast industry. Schedule 3.9 comprises a true and complete list of all insurance policies of Seller which insure any part of the Assets. All policies of insurance listed in Schedule 3.9 are in full force and effect. Since the date of Seller's acquisitions of the Station, no insurance policy

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of Seller on the Assets or the Station has been cancelled by the insurer and no application of Seller for insurance has been rejected by any insurer.

   3.10  Reports. Except where failure to do so would not have a material
         -------
adverse effect on the ownership or operation of the Station: all returns, reports and statements which the Station is currently required to file with the FCC or with any other governmental agency have been filed, and all reporting requirements of the FCC and other governmental authorities having jurisdiction thereof have been complied with; all of such reports, returns and statements are substantially complete and correct as filed; and the Station's public inspection file is located at the US National Bank in Banks, Oregon and is in compliance with the FCC's rules and regulations.

   3.11  Labor Relations. Seller is not a party to or subject to any collective
         ---------------
bargaining agreements with respect to the Station. Seller, in the operation of the Station, has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those related to wages, hours, collective bargaining, occupational safety, discrimination, and the payment of social security and other payroll related taxes, and it has not received any notice alleging that it has failed to comply in any material respect with any such laws, rules or regulations. No controversies, disputes, or proceedings are pending or, to the best of its knowledge, threatened, between it and employees (collectively) of the Station. No labor union or other collective bargaining unit represents any of the employees of the Station. To the best knowledge of Seller, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certification election with respect to any of Seller's employees at the Station.

   3.12  Taxes. Seller has filed or caused to be filed all federal income tax
         -----
returns and all other federal, state, county, local or city tax returns which are required to be filed, and it has paid or caused to be paid all taxes shown on said returns or on any tax assessment received by it to the extent that such taxes have become due, or has set aside

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on its books reserves (segregated to the extent required by sound accounting practice) deemed by it to be adequate with respect thereto. No events have occurred which could impose on Buyer any transferee liability for any taxes, penalties or interest due or to become due from Seller.

   3.13  Claims, Legal Actions. Except for any investigations and rule-making
         ---------------------
proceedings generally affecting the broadcasting industry, there is no claim, legal action, counterclaim, suit, arbitration, governmental investigation or other legal, administrative or tax proceeding, nor any order, decree or judgment, in progress or pending, or to the knowledge of Seller threatened, against or relating to Seller, the Assets, or the business or operations of the Station, nor does Seller know of any basis for the same. In particular, but without limiting the generality of the foregoing, there are no applications, complaints or proceedings pending or, to the best of its knowledge, threatened
(i) before the FCC relating to the business or operations of the Station other than applications, complaints or proceedings which affect the radio industry generally, (ii) before any federal or state agency involving charges of illegal discrimination by the Station under any federal or state employment laws or regulations, or (iii) against Seller or the Station before any federal, state or local agency involving environmental or zoning laws or regulations.

   3.14  Compliance with Laws. To the best knowledge of Seller, Seller has
         --------------------
complied in all material respects with (i) the Licenses, and (ii) all applicable federal, state and local laws, rules, regulations and ordinances. To the best knowledge of Seller, neither the ownership or use, nor the conduct of the business or operations, of the Station conflicts with rights of any other person, firm or corporation.

   3.15  Environmental Matters.
         ---------------------

   (a) During Seller's period of ownership there has been no production, storage, treatment, recycling, disposal, use, generation, discharge, release or other handling or disposition of any kind by Seller or any such predecessor (collectively, "Handling") of any toxic or hazardous wastes, substances, products, pollutants or materials of any kind, including, without limitation, petroleum and petroleum products and asbestos, or any other wastes, substances, products, pollutants or material regulated under any Environmental Laws (as defined below) (collectively, "Hazardous Materials") at, in, on, from or under the Station's transmission site (the "Site") or any structure or improvement on the Site which in any event is in material violation of Environmental Law. The operations of Seller at the Site, are and have been conducted, as the case may be, in material compliance with all applicable Environmental Laws. There are no pending or threatened actions, suits, claims, demands, legal proceedings, administrative proceedings, requests for information, or other notices, proceedings or requests (collectively, "Claims") against or upon Seller based on or relating to any Pre-Closing Environmental Matters (as defined below), and Seller has no knowledge that any such Claims will be asserted. Environmental Laws means any and all Federal, state or local laws, statutes, rules, regulations, plans, ordinances, codes, licenses or other restrictions relating to health, safety or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Air Act the Safe Drinking Water Act, the Toxic Substances Control Act and the Occupational Health and Safety Act. Pre-Closing Environmental Matters means (i) the Handling of any Hazardous Materials on, at, in, from or under the Site prior to the Closing Date, including without limitation, the effects of any Handling of Hazardous Materials within or outside the boundaries of the Site, the presence of any Hazardous Materials in, on or under the Site or any improvements or structures thereon regardless of how such Hazardous Materials came to rest there, (ii) the failure of Seller to be in compliance with any Environmental Law or (iii) any other act, omission, event or condition which could give rise to liability or potential liability under any Environmental Law with respect to the Site or the present or prior business of Seller.

    (b) Buyer shall be entitled to order and have undertaken on its behalf prior to closing a Phase I Environmental Assessment of the at the Site, and shall be granted all cooperation and access by Seller reasonably necessary to complete such Assessment. If the report of such Assessment, which shall be completed and furnished to Seller no later than forty (40) days following the date hereof, demonstrates or recommends remediation in order to cause the Site to comply with Environmental Laws, Seller shall immediately undertake to arrange, at its own expense, such remediation prior to Closing. Notwithstanding the foregoing, in the event such remediation costs or is estimated to cost in excess of Fifty Thousand Dollars ($50,000), Seller shall not be obligated to expend such excess, but in such event Buyer may thereafter, at its option, (i) accept the condition of the Site at Closing as so remediated, or (ii) terminate its obligations to purchase the Station under this Agreement.

    3.16  Conduct of Business in Ordinary Course. Since August 1, 1995, Seller
          --------------------------------------
has conducted the business and operations of the Station only in the ordinary course and has not:

         (a) Suffered any material adverse change in the business assets or properties, or condition of the Station, including without limitation any damage, destruction or loss affecting the Assets;

         (b) Made any sale, assignment, lease or other transfer of any of Seller's properties other than in the normal and usual course of business with suitable replacements being obtained therefor.

                                   SECTION 4

                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

Buyer represents and warrants to Seller as follows:

   4.1  Organization, Standing and Authority.  Buyer is a corporation duly
        ------------------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware, and shall be, at Closing, qualified to conduct business in the State of Oregon. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and the documents contemplated hereby, and to perform and comply with all of the terms, covenants, and conditions to be performed and complied with by Buyer hereunder and thereunder.

   4.2  Authorization and Binding Obligation. The execution, delivery and
        ------------------------------------
performance of this Agreement by Buyer have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as the enforceability hereof may be affected by bankruptcy, insolvency, or similar laws affecting creditors' rights generally, or by court-applied equitable remedies.

   4.3  Absence of Conflicting Agreements. Subject to obtaining the Consents,
        ---------------------------------
the execution, delivery, and performance of this Agreement and the documents contemplated hereby (with or without the giving of notice, the lapse of time, or both): (i) does not require the consent of any third party; (ii) will not conflict with the Articles of Incorporation or Bylaws of Buyer; (iii) will not conflict with, result in a breach of, or constitute a default under, or accelerate or permit the acceleration of any performance required by the terms of, any material agreement, instrument, licenses, or permit to which Buyer is a party or by which Buyer may be bound.

   4.4  FCC Qualification. Buyer has no knowledge of any facts which would,
        -----------------
under present law (including the Communications Act of 1934, as amended) and present rules, regulations and practices of the FCC, disqualify Buyer as an assignee of the licenses, permits and authorizations listed on Schedule 3.4 hereto, or as an owner and/or operator of the Station's Assets, and Buyer will not take, or unreasonably fail to take, any action which Buyer knows or has reason to know would cause such disqualification (it being understood that Buyer has an active duty to attempt to ascertain what would cause such disqualification). Should Buyer become aware of any such facts, it will promptly notify Seller in writing thereof and use its best efforts to prevent any such disqualification. Buyer further represents and warrants that it is financially qualified to meet all terms, conditions and undertakings contemplated by this Agreement and that all necessary amounts to or approvals of this transaction by Buyer's lenders have been obtained.

                                   SECTION 5

                              COVENANTS OF SELLER
                              -------------------

   5.1  Pre-Closing Covenants. Except as contemplated by this Agreement or with
        ---------------------
the prior written consent of Buyer, not to be unreasonably withheld, between the date hereof and the Closing Date, Seller shall operate the Station in the ordinary course of business in accordance with its past practices (except where such would conflict with the following covenants or with Seller's other obligations hereunder), and abide by the following negative and affirmative covenants:

          A.  Negative Covenants. Seller shall not do any of the following:
              ------------------

          (1) Contracts. Modify or amend any of the Assumed Contracts;
              ---------

          (2) Disposition of Assets. Sell, assign, lease, or otherwise transfer
              ---------------------
     or dispose of any of the Assets, except for assets consumed or disposed of in the ordinary course of business, where no longer used or useful in the business or operations of the Station or in connection with the acquisition of replacement property of equivalent kind and value;

          (3) Encumbrances. Create, assume or permit to exist any claim,
              ------------
     liability, mortgage, lien, pledge, condition, charge, or encumbrance of any nature whatsoever upon the Assets, except for (i) those in existence on the date of this Agreement, disclosed in Schedule 3.5, or permitted by Section
     2.5 or 3.5 and (ii) mechanics' liens and other similar liens which will be removed prior to the Closing Date;

          (4) Programming. Make any material changes in the broadcast hours or
              -----------
     in the percentages of types of programming broadcast by the Station, or make any other material changes in the Station's programming policies, except such changes as in the good faith judgment of the Seller are required by the public interest;

          (5) Licenses. Do any act or fail to do any act which might result in
              --------
     the expiration, revocation, suspension or modification of any of the Licenses, or fail to prosecute with due diligence any applications to any governmental authority in connection with the operation of the Station;

          (6) Rights. Waive any material right relating to the Station or the
              ------
     Assets; or

          (7) No Inconsistent Action. Knowingly take any action which is
              ----------------------
     inconsistent with its obligations hereunder or which could hinder or delay the consummation of the transaction contemplated by this Agreement.

          B.  Affirmative Covenants. Seller shall do the following:
              ---------------------

              (1) Access to Information. Upon prior notice, allow Buyer and its
                  ---------------------
     authorized representatives reasonable access at mutually agreeable times at Buyer's expense during normal business hours to the Assets and to all other properties, equipment, books, records, agreements and documents relating to the Station for the purpose of audit and inspection, and furnish or cause to be furnished to Buyer or its authorized representatives all information with respect to the affairs and business of the Station as Buyer may reasonably request, it being understood that the rights of Buyer hereunder shall not be exercised in such a manner as to interfere with the operations of the business of Seller; provided that neither the furnishing of such information to Buyer or its representatives nor any investigation made heretofore or hereafter by Buyer shall affect Buyer's rights to rely on any representation or warranty made by Seller in this Agreement, each of which shall survive any furnishing of information or any investigation;

             (2) Maintenance of Assets. Maintain all of the Assets or
                 ---------------------
     replacements thereof and improvements thereon in current condition (ordinary wear and tear excepted), and use, operate and maintain all of the above assets in a reasonable manner, with inventories or spare parts and expendable supplies being maintained at levels consistent with past practices;

             (3) Insurance. Maintain the existing insurance policies on the
                 ---------
     Station and the Assets;

             (4) Consents. Use its reasonable efforts to obtain the Consents;
                 --------

             (5) Books and Records. Maintain its books and records in accordance
                 -----------------
     with past practices;

             (6) Notification. Promptly notify Buyer in writing of any unusual
                 ------------
     or material developments with respect to the assets of the Station, and of any material change in any of the information contained in Seller's representations and warranties contained in Section 3 hereof or in the schedules hereto, provided that such notification shall not relieve Seller of any obligations hereunder;

             (7) Compliance with Laws. Comply in all material respects with all
                 --------------------
     rules and regulations of the FCC, and all other laws, rules and regulations to which Seller, the Station and the Assets are subject.


   5.2 Post-Closing Covenants. After the Closing, Seller will take such actions,
       ----------------------
and execute and deliver to Buyer such further deeds, bills of sale, or other transfer documents as, in the reasonable opinion of counsel for Buyer and Seller, may be necessary to ensure, complete and evidence the full and effective transfer of the Assets to Buyer pursuant to this Agreement.


                                   SECTION 6

                       SPECIAL COVENANTS AND AGREEMENTS
                       --------------------------------

       6.1  FCC Consent. The assignment of the FCC Licenses as contemplated by
            -------------
this Agreement is subject to the prior consent and approval of the FCC.

        A. Within ten (10) days after the execution of this Agreement, Buyer and Seller shall file with the FCC an appropriate application for FCC Consent. The parties shall prosecute said application with all reasonable diligence and otherwise use their best efforts to obtain the grant of such application as expeditiously as practicable. If the FCC Consent imposes any condition on any party hereto, such party shall use its best efforts to comply with such condition unless compliance would be unduly burdensome or would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to the FCC Consent, Buyer and Seller shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to Section 9 of this Agreement).

          B. The transfer of the Assets hereunder is expressly conditioned upon (i) the grant of the FCC Consent without any materially adverse conditions on Buyer, (ii) compliance by the parties hereto with the condition (if any) imposed in the FCC Consent, and (iii) the FCC Consent, through the passage of time or otherwise, becoming a Final Order, provided, though, that the condition that the FCC Consent shall have become a Final Order may be waived by Buyer, in its sole discretion.

   6.2  Signal Upgrade Application.  Buyer shall afford Seller full permission
        --------------------------
and cooperation to seek an upgrade of the Station's signal to Class C-1 under FCC rules and proceedings. Without limitation, Buyer (i) shall be Framed full access to the technical facilities and records of the Station in Seller's possession, and (ii) shall be entitled to prepare and submit to the FCC such filings and applications as it deems advisable in order to prosecute such signal upgrade. Seller shall (i) continue using its best efforts to cause the licensee of KLLR(FM), Redmond, Oregon to join in and file positive Joint Comments with the FCC with respect to the such proceeding insofar as the change in frequency of KLLR is required therefor, and (ii) consent to or execute on its behalf as licensee any such filings or applications required in conjunction with the signal upgrade application. All expenses and fees associated with such application shall be borne solely by Buyer.

   6.3  Control of the Station.  Buyer shall not, directly or indirectly,
        ----------------------
control, supervise, direct, or attempt to control, supervise or direct, the operations of the Station; such operations, including complete control and supervision of all of the Station's programs, employees, and policies, shall be the sole responsibility of Seller until the completion of the Closing hereunder.

   6.4  Taxes, Fees and Expenses. Seller and Buyer shall each pay 50% of all
        ------------------------
sales, gains, transfer and similar taxes and fees, if any, arising out of the transfer of the Assets pursuant to this Agreement. All filing fees required by the FCC shall be paid equally by Seller and Buyer. Except as otherwise provided in this Agreement, each party shall pay its own expenses incurred in connection with the authorization, preparation, execution, and performance of this Agreement, including all fees and expenses of counsel, accountants, agents, and other representatives.

   6.5  Brokers. Buyer and Seller each represents and warrants that neither it
        -------
nor any person or entity acting on its behalf has incurred any liability for any finders' or brokers' fees or commissions in connection with the transaction contemplated by this Agreement, except for Media Venture Partners, whose fee shall be the responsibility of Seller, provided that Buyer shall contribute thereto the amount of One Hundred Thousand Dollars ($100,000).

   6.6  Confidentiality. Except as necessary for the consummation of the
        ---------------
transaction contemplated hereby, including Buyer's obtaining financing in any form or means of its choosing related hereto, each party hereto will keep confidential any information which is obtained from the other party in connection with the transaction contemplated hereby and which is not readily available to members of the general public, and will not use such information for any purpose other than in furtherance of the transactions contemplated hereby. In the event this Agreement is terminated and the purchase and sale contemplated hereby abandoned, each party will return to the other party all documents, work papers and other written material obtained by it in connection with the transaction contemplated hereby.

   6.7 Cooperation. Buyer and Seller shall cooperate fully with each other and
       -----------
their respective counsel and accountants in connection with any actions required to be taken as part of their respective obligations under this Agreement, and Buyer and Seller shall execute such other documents as may be necessary and desirable to the implementation and consummation of this Agreement, and otherwise use their best efforts to consummate the transaction contemplated hereby and to fulfill their obligations hereunder. Notwithstanding the foregoing, except as otherwise set forth herein, Buyer shall have no obligation
(i) to expend funds to obtain the Consents, or (ii) to agree to any adverse change in any License or Assumed Contract to obtain a Consent required with respect thereto.

   6.8 Risk of Loss.
       ------------

          A. The risk of loss, damage or impairment, confiscation or condemnation of any of the Assets from any cause whatsoever shall be borne by Seller at all times prior to the completion of the Closing.

          B. If any damage or destruction of the Assets or any other event occurs which prevents signal transmission by the Station in the normal and usual manner and Seller cannot restore or replace the Assets so that the conditions are cured and normal and usual transmission is resumed before the Closing Date, the Closing Date shall be postponed, for a period of up to one hundred and twenty (120) days, to permit the repair or replacement of the damage or loss.

          C. In the event of any damage or destruction of the Assets described above, if such Assets have not been restored or replaced and the Station's normal and usual transmission resumed within the one hundred and twenty (120) day period specified above, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller. Alternatively, Buyer may, at its option, proceed to close this Agreement and complete the restoration and replacement of such damaged Assets after the Closing Date, in which event Seller shall deliver to Buyer all insurance proceeds received in connection with such damage or destruction of the Assets to the extent not already expended by Seller arising in connection with such restoration and replacement.

          D. Notwithstanding any of the foregoing, Buyer may terminate this Agreement forthwith without any further obligation hereunder by written notice to Seller if any event occurs which prevents signal transmission by the Station in a manner generally equivalent to its current operations for a consecutive period of five (5) or a cumulative period of fourteen (14) days after the date hereof.

   6.9 Audit Cooperation. Seller agrees to fully cooperate, and use reasonable
       -----------------
efforts to cause their accounting firms to reasonably cooperate with Buyer and at Buyer's expense, to the extent required for the Buyer to prepare audited financial statements for the Station for the period of Seller's ownership thereof.

   6.10 Back Bay Transaction. Buyer has heretofore delivered to Seller a true,
        --------------------
correct and complete copy of the Back Bay Agreement as in effect on the date hereof. Pursuant to the Back Bay Agreement, American has the freely assignable right (a) at any time after August 31, 1998 to purchase (the "Purchase Right") all of the business and assets of Back Bay, including without limitation the WBNW Business (as defined in the Back Bay Agreement), and (b) of first refusal (the "Right of First Refusal") in the event Back Bay desires to sell, transfer or otherwise dispose of all or any material portion of the business and assets of Back Bay, including without limitation the WBNW Business. Buyer hereby agrees that Seller shall have the right (the "WBNW Purchase Right"), but not the obligation, to purchase the WBNW Business for $6,000,000 by written notice (the "Election Notice") given to and received by Buyer at any time prior to January 1, 1998. Anything herein to the contrary notwithstanding, if Buyer has not received the Election

Notice prior to January 1, 1998, all rights of Seller to purchase the WBNW Business shall cease and terminate and by of no further force and effect.

   The Election Notice shall constitute a representation that Seller is ready, willing and able, and has the financial resources, to purchase the WBNW Business for $6,000,000 and that it will negotiate in good faith with respect to and execute and deliver a purchase and sale agreement on terms and conditions customary with respect to similar transactions with Buyer (or, at Buyer's discretion, with Back Bay) to purchase the WBNW Business. Buyer agrees that it will cooperate in all reasonable respects with Seller in order to enable it to exercise the WBNW Purchase Right, including without limitation (a) advising Seller promptly of buyer's receipt of any Asset Transfer Notice pursuant to the provisions of Section 4.13 of the Back Bay Agreement, and (b) exercising any and all of its rights under the Back Bay Agreement, including without limitation the exercise by Buyer of the Right of First Refusal and the Purchase Right.

   Seller acknowledges and agrees that (a) Buyer's rights with respect to the Purchase Rights and the Right of First Refusal apply or may apply, as the case may be, to all of the business and assets of Back Bay and, therefore, Buyer may be required to acquire businesses and assets other than the WBNW Business in order to enable Seller to exercise its WBNW Purchase Rights, and (b) the purchase price to be paid by Buyer pursuant to the exercise of (i) the Purchase Rights will be based on a formula set forth in the Back Bay Agreement and (ii) the Right of First Refusal will be based on a third party offer. Accordingly, Buyer and Seller acknowledge and agree that the amount required to be paid by Buyer for the WBNW Business may be more or less than $6,000,000 and that Buyer will, therefore, be required to pay any excess of the purchase price over $6,000,000, and will be entitled to any excess of $6,000,000 over such purchase price.

   Buyer agrees that, in the event Seller purchases the WBNW Business pursuant to the exercise of the WBNW Purchase Right, from and after the consummation of such transaction, Buyer will assume, at no expense to Seller, fifty percent (50%) of the base rental fees payable under the WBNW tower site lease between Back Bay and Fellsway Plaza Trust, dated December 14, 1987, as amended to the date hereof (the "WBNW Tower Lease"), or any extension or renewal therefore. Seller agrees that Buyer shall have the fight to manage, sublease and develop the tower site covered by the WBNW Tower Lease so long as such activities do not disrupt or interfere with, in either case in any material manner, with the operations of the WBNW Business.

   Buyer acknowledges its right of specific performance with respect to the purchase of the WBNW Business pursuant to Section 11.13 of the Back Bay Agreement and agrees to use its best efforts to enforce, and to assist Seller in enforcing, such fights to purchase the WBNW Business. Buyer further agrees not to take any action, and to use its best efforts not to allow any action to take place, which would impair or abrogate its fight to purchase the WBNW Business pursuant to the Back Bay Agreement.

   The parties recognize that the WBNW Business is of a special, unique and extraordinary character. Accordingly, if Seller is unable to acquire the WBNW Business by reason of Buyer failing to have complied with its agreements under this Section 6.10, Seller shall be entitled to bring an action against Buyer for damages or, in lieu of, and in substitution for any damages, to obtain specific performance of the terms of this Section 6.10. In the event of any action to enforce the provisions of this Section 6.10, Seller hereby waives the defense that there is an adequate remedy at law.

   The provisions of this Section 6.10 shall survive the termination of this Agreement if this Agreement is terminated by reason of the fault or default of Buyer. If this Agreement is terminated for any reason other than the fault or default of Buyer, the provisions of this Section 6.10 shall be of no force and effect.

   6.11 Cooperation Regarding Tax Free Exchange. The parties acknowledge that
        ---------------------------------------
Seller may desire to effectuate a tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code (which may include a nonsimultaneous exchange), with respect to the sale of the assets of the Station; however, such an exchange shall not be a condition or obligation of Seller under this Agreement.

    Buyer agrees to cooperate with Seller in connection therewith, provided:

        (a) There is no additional cost or expense to Buyer, Seller shall reimburse Buyer for the actual amount of reasonable attorneys' fees and other expenses incurred by Buyer in the review of any documentation presented to Buyer for its approval or execution in connection with a particular exchange transaction; and

        (b) The Closing is not delayed beyond the Closing Date. Seller will agree to hold Buyer free and harmless of, and indemnify Buyer from, any liabilities, claims, costs, damages, expenses and fees (including attorney's fees) which may arise out of the property or properties forming a part of such tax deferred exchange, including without limitation any claims by the Internal Revenue Service.

                                   SECTION 7

                 CONDITIONS TO OBLIGATIONS OF BUYER AND SELLER
                 ---------------------------------------------

   7.1    Conditions of Obligations of Buyer. All obligations of Buyer at the
          ----------------------------------
Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

           A.   Representations and Warranties.  The representations and
                ------------------------------
warranties of Seller in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

          B.    Covenants and Conditions. Seller shall have in all material
                ------------------------
respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          C.    Consents. Each of the Consents marked as "material" on Schedule
                --------
3.6 shall have been duly obtained and delivered to Buyer with no material adverse change to the terms of the License or Assumed Contract with respect to which such Consent is obtained.

          D.    Licenses. Seller shall be the holder of the Licenses, and there
                --------
shall not have been any modification of any of such Licenses which has an adverse effect on the Station or the conduct of its business or operations. No proceeding shall be pending the effect of which would be to revoke, cancel, fail to renew, suspend or modify adversely any of the Licenses.

          E.    Deliveries. Seller shall have made or stand willing and able to
                ----------
make all the deliveries to Buyer set forth in Section 8.2

          F.    Adverse Change. Between the date of this Agreement and the
                --------------
Closing Date, there shall have been no material adverse change in the Assets.

   7.2 Conditions to Obligations of Seller. The obligations of Seller at the
       -----------------------------------
Closing hereunder are subject to the fulfillment prior to and at the Closing Date of each of the following conditions:

          A.    Representations and Warranties. The representations and
                ------------------------------
warranties of Buyer contained in this Agreement shall be true and complete in all material respects at and as of the Closing Date, except for changes contemplated by this Agreement, as though such representations and warranties were made at and as of such time.

          B.    Covenants and Conditions. Buyer shall have in all material
                ------------------------
respects performed and complied with the covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

          C.    Deliveries. Buyer shall have made or stand willing and able to
                ----------
make all the deliveries set forth in Section 8.3

                                   SECTION 8

                         CLOSING AND CLOSING DELIVERIES
                         ------------------------------

   8.1    Closing. The closing shall take place at 10:00am on a date, to be set
          -------
by Buyer, upon five (5) days written notice to Seller, no later than ten (10) days following the date upon which the FCC Consent has become a Final Order (the "Closing Date"), provided, though, that Buyer may waive the requirement for a Final Order and schedule the Closing Date, with five (5) days written notice to Seller, at any time after the receipt of FCC Consent. Closing shall be held at the offices of Seller's Portland, Oregon counsel or such other place as shall be mutually agreed to by Buyer and Seller.

   8.2 Deliveries by Seller.  Prior to or on the Closing Date, Seller shall
       --------------------
deliver to Buyer the following, in form and substance reasonably satisfactory to Buyer and its counsel:

        (a)    Transfer Documents. Duly executed bills of sale, assignments and
               ------------------
     other transfer documents which shall be sufficient to vest good and marketable title to the Assets in the name of Buyer or its permitted assignees, free and clear of any claims, liabilities, mortgages, liens, pledges, conditions, charges, or encumbrances of any nature whatsoever (except for those permitted in accordance with Sections 2.5 or 3.5 hereof);

        (b)    Consents. The original of each Consent marked as "material" with
               --------
     an asterisk on Schedule 3.6;

        (c)    Officer's Certificate. A certificate, dated as of the Closing
               ---------------------
     Date, executed by a duly authorized officer of Seller, certifying: (i) that the representations and warranties of Seller contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date; and (ii) that Seller has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed and complied with prior to or on the Closing Date;

        (d)    Secretary's Certificate. A certificate, dated as of the Closing
               -----------------------
     Date, executed by Seller's Secretary; certifying that the resolutions, as attached to such certificate, were duly adopted by such Seller's sole shareholder and Board of Directors, authorizing and approving the execution of this Agreement by Seller and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect.

        (e)    Licenses, Contracts, Business Records, Etc. Copies, if available,
               ------------------------------------------
     of all licenses, Assumed Contracts, blueprints, schematics, working drawings, plans, projections, statistics, engineering records, and all files and records used by Seller in connection with its operations of the Station;

        (f)    Opinions of Counsel. Opinions of Seller's General Counsel and
               -------------------
     communications counsel dated as of the Closing Date, and addressed to Buyer and at Buyer's directions, to Buyer's lenders, substantially in the form of
     Schedule 8.2(f) hereto.

   8.3  Deliveries by Buyer. Prior to or on the Closing Date, Buyer shall
        -------------------
deliver to Seller the following, in form and substance reasonably satisfactory to Seller and its counsel:

        (a)    Purchase Price. The Purchase Price as provided in Section 2.3;
               --------------

        (b)    Assumption Agreements. Appropriate assumption agreements pursuant
               ---------------------
     to which Buyer shall assume and undertake to perform Seller's obligations under the Licenses and Assumed Contracts arising on or after the Closing Date;

        (c)    Officer's Certificate. A certificate, dated as of the Closing
               ---------------------
     Date, executed by the President or Vice President of Buyer, certifying (i) that the representations and warranties of Buyer contained in this Agreement are true and complete in all material respects as of the Closing Date, except for changes contemplated by this Agreement, as though made on and as of that date, and (ii) that Buyer has, in all material respects, performed its obligations and complied with its covenants set forth in this Agreement to be performed or complied with on or prior to the Closing Date;

        (d) Secretary's Certificate. A certificate, dated as of the Closing
            -----------------------
     Date, executed by Buyer's Secretary, certifying that the resolutions, as attached to such certificate, were duly adopted by Buyer's Board of Directors, authorizing and approving the execution of this Agreement and the consummation of the transaction contemplated hereby and that such resolutions remain in full force and effect.

        (e)    Opinion of Counsel. An opinion of Buyer's General Counsel dated
               ------------------
     as of the Closing Date, substantially in the form of Schedule 8.3(e) hereto.

                                   SECTION 9

                           RIGHTS OF BUYER AND SELLER
                           --------------------------
                           ON TERMINATION OR BREACH
                           ------------------------

   9.1  Termination Rights. This Agreement may be terminated by either Buyer or
        ------------------
Seller if the terminating party is not then in breach of any material provision of this Agreement, upon written notice to the other party, upon the occurrence of any of the following:

        (a) If on the Closing Date (i) any of the conditions precedent to the obligations of the terminating party set forth in Section 7 of this Agreement shall not have been materially satisfied, and (ii) satisfaction of such condition shall not have been waived by the terminating party;

        (b) If the application for FCC Consent shall be set for hearing by the FCC for any reason; or

        (c) If the Closing shall not have occurred on or before October 31, 1996.

Upon termination: (i) if neither party hereto is in breach of any material provision of this Agreement, the parties hereto shall not have any further liability to each other; (ii) if Seller shall be in breach of any material provision of this Agreement, Buyer shall have only the rights and remedies provided in Sections 9.3 or 9.4 or (iii) if Buyer shall be in breach of any material provision of this Agreement, Seller shall be entitled only to liquidated damages as provided in Section 9.2 hereof, and its continued rights pursuant to Section 6.10 hereof. If, upon termination, Buyer shall not be in breach of any material provision of this Agreement, the Escrow Deposit, plus all interest or other proceeds from the investment thereof, less any compensation due the Escrow Agent, shall be paid to Buyer.

   9.2 Liquidated Damages. In the event this Agreement is terminated by Seller
       ------------------
due to a material breach by Buyer of its representations, warranties, covenants and other obligations under this Agreement, then the Escrow Deposit shall be paid to Seller as liquidated damages, it being agreed that the Escrow Deposit shall constitute full payment for any and all damages suffered by Seller by reason of Buyer's failure to close this Agreement. Buyer and Seller agree in advance that actual damages would be difficult to ascertain and that the amount of the Escrow Deposit is a fair and equitable amount to reimburse Seller for damages sustained due to Buyer's failure to consummate this Agreement for the above-stated reason. All interest or other proceeds from the investment of the Escrow Deposit, less any compensation due the Escrow Agent, shall be paid to Seller.

   9.3 Monetary Damages. Notwithstanding any provision of this Agreement to the
       ----------------
contrary, but subject to the provisions of the following sentence, if this Agreement is terminated pursuant to Section 9.1 by reason of Buyer being in breach of any material provision of this Agreement, Buyer shall not be entitled to any damages or indemnification from Seller. If, however, Seller attempts to terminate this Agreement under circumstances where it is not entitled to do so, or if Seller, by its own action, causes a breach of warranty or fails to satisfy a condition (including without limitation a refusal to consummate the transaction after Buyer has satisfied all conditions to Seller's obligation to close and Buyer has demonstrated its willingness and ability to close on the terms set forth in this Agreement and Buyer is not in default hereunder) of whereby Buyer is entitled to terminate this Agreement and Buyer does so elect to terminate, the monetary damages to which Buyer shall be entitled shall be limited to direct and actual damages and shall in no event exceed $250,000 in the aggregate.

   9.4 Specific Performance. The parties recognize that the Station is of a
       --------------------
special, unique and extraordinary character. Accordingly, if Seller shall be in breach of any material provision of this Agreement, Buyer shall be entitled, in lieu of, and in substitution for the damages described in Section 9.3, to obtain specific performance of the terms of this Agreement. In the event of any action to enforce this Agreement, Seller hereby waives the defense that there is an adequate remedy at law.

   9.5 Expenses Upon Default. In the event of a default by a party hereto (the
       ---------------------
"Defaulting Party") which results in the filing of a lawsuit for damages, specific performance, or other remedy the other party (the Nondefaulting Party) shall be entitled to reimbursement by the Defaulting Party of reasonable legal fees and expenses incurred by the Nondefaulting Party in the event the Nondefaulting Party prevails.

                                   SECTION 10

                   SURVIVAL OF REPRESENTATIONS AND WARRANTS,
                   -----------------------------------------
                              AND INDEMNIFICATION
                              -------------------

   10.1 Representations and Warranties. All representations and warranties
        ------------------------------
contained in this Agreement shall be deemed continuing representations and warranties, and shall survive the Closing Date for a period of fifteen (15) months (the "Survival Period"). No claim for indemnification may be made under this Section 10 (except for section 10.3(a) or related claims under Section 10.3(c)) after the expiration of the Survival Period. Any investigations by or on behalf of any party hereto shall not constitute a waiver as to enforcement of any representation or warranty contained herein, except that insofar as any party has knowledge of any misrepresentation or breach of warranty at Closing and such knowledge is documented in writing at Closing, such party shall be deemed to have waived such misrepresentation or breach. Notwithstanding the foregoing, the provision for survival and making of claims shall not apply to any agreements whereby

Buyer assumes the obligations under any Assumed Contract, each of which agreements shall be governed by its own terms to the extent longer periods of performance are therein provided.

   10.2 Indemnification by Seller. Seller shall indemnify and hold Buyer
        -------------------------
harmless against and with respect to, and shall reimburse Buyer for:

              (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Seller contained herein or in any certificate, delivered to Buyer hereunder.

              (b) Any and all obligations of Seller not assumed by Buyer pursuant to the terms hereof;

              (c) Any and all losses, liabilities or damages resulting from Seller's operation or ownership of the Station prior to the Closing Date, including any and all liabilities arising under the Licenses or the Assumed Contracts which relate to events occurring prior to the Closing Date; and

              (d) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof;

provided, however, that if Closing occurs, Seller shall not be obligated to indemnify Buyer (i) for any amounts in excess of the Purchase Price in the aggregate, or (ii) until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Twenty Thousand Dollars ($20,000), in which case Buyer shall then be entitled to indemnification of the entire amount in excess of Twenty Thousand Dollars ($20,000).

   10.3 Indemnification by Buyer. Buyer shall indemnify and hold Seller harmless
        ------------------------
against and with respect to, and shall reimburse Seller for:

        (a) Any and all losses, liabilities or damages resulting from any untrue representation, breach of warranty or nonfulfillment of any covenants by Buyer contained herein or in any certificate delivered to Seller hereunder;

        (b) Any and all losses, liabilities or damages resulting from Buyer's operation or ownership of the Station on or after the Closing Date, including any and all liabilities or obligations arising under the Licenses or the Assumed Contracts which relate to events occurring after the Closing Date or otherwise assumed by Buyer under this Agreement; and

          (c) Any and all actions, suits, proceedings, claims, demands, assessments, judgments, and reasonable costs and expenses, including reasonable legal fees and expenses, incident to any of the foregoing or incurred in investigating or attempting to avoid the same or to oppose the imposition thereof;

provided, however, that if Closing occurs, Buyer shall not be obligated to indemnify Seller until the aggregate amount of such claims, liabilities, damages, losses, costs and expenses exceeds Twenty Thousand Dollars ($20,000), in which case Buyer shall then be entitled to indemnification of the entire amount in excess of Twenty Thousand Dollars ($20,000).

    10.4  Procedures for Indemnification. The procedures for indemnification
          ------------------------------
shall be as follows:

          A. The party claiming the indemnification (the "Claimant") shall promptly give notice to the party from whom indemnification is claimed (the "Indemnifying Party") of any claim, whether between the parties or brought by a third party, specifying (i) the factual basis for such claim, and (ii) the amount of the claim. If the claim relates to an action, suit or proceeding filed by a third party against Claimant, such notice shall be given by Claimant within five (5) days after written notice of such action, suit or proceeding was given to Claimant.

         B. Following receipt of notice from the Claimant of a claim, the Indemnifying Party shall have thirty (30) days to make such investigation of the claim as the Indemnifying Party deems necessary or desirable. For the purposes of such investigation, the Claimant agrees to make available to the Indemnifying Party and/or its authorized representative(s) the information relied upon by the Claimant to substantiate the claim. If the Claimant and the Indemnifying Party agree at or prior to the expiration of said thirty (30) day period (or any mutually agreed upon extension thereof) to the validity and amount of such claim, or if the Indemnifying Party does not respond to such notice, the Indemnifying Party shall immediately pay to the Claimant the full amount of the claim. If the Claimant and the Indemnifying Party do not agree within said period (or any mutually agreed upon extension thereof), the Claimant may seek appropriate legal remedy.

          C. With respect to any claim by a third party as to which the Claimant is entitled to indemnification hereunder, the Indemnifying Party shall have the fight at its own expense, to participate in or assume control of the defense of such claim, and the Claimant shall cooperate fully with the Indemnifying Party, subject to reimbursement for reasonable actual out-of-pocket expenses incurred by the Claimant as the result of a request by the Indemnifying Party. If the Indemnifying Party elects to assume control of the defense of any third-party claim, the Claimant shall have the right to participate in the defense of such claim at its own expense.

          D. If a claim, whether between the parties or by a third party, requires immediate action, the parties will make all reasonable efforts to reach a decision with respect thereto as expeditiously as possible.

          E. If the Indemnifying Party does not elect to assume control or otherwise participate in the defense of any third party claim, it shall be bound by the results obtained in good faith by the Claimant with respect to such claim.

          F. The indemnification rights provided in Sections 10.2 and 10.3 shall extend to the shareholders, directors, officers, partners employees and representatives of the Claimant although for the purpose of the procedures set forth in this Section 10.4, any indemnification claims by such parties shall be made by and through the Claimant.

                                  SECTION 11

                                 MISCELLANEOUS
                                 -------------

   11.1 Notices. All notices, demands, and requests required or permitted to be
        -------
given under the provisions of this Agreement shall be (i) in writing, (ii) delivered by personal delivery, or sent by commercial delivery service or registered or certified mail, return receipt requested, or by facsimile transmission, with receipt confirmation, (iii) deemed to have been given on the date of personal delivery or the date set forth in the records of the delivery service or on the return receipt, and (iv) addressed as follows:

If to Seller:            Common Ground Broadcasting, Inc.
                         c/o Salem Communications
                         4880 Santa Rosa Road, Suite 300
                         Camarillo, CA 93012
                         Attn: Eric H. Halvorson, Executive Vice President
                         Fax: (805) 482-8570

If to Buyer:             American Radio Systems
                         116 Huntington Avenue
                         Boston, MA 02116
                         Attention: Steven B. Dodge, President
                         Fax: (617) 375-7575


with a copy
(which shall not
constitute notice) to:   Michael B. Milsore, Vice President & General Counsel
                         American Radio Systems, Inc.
                         116 Huntington Avenue
                         Boston, MA 02116
                         Fax: (617) 375-7575

or to such other or additional persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 11.1.

    11.2 Benefit and Binding Effect. Neither party hereto may assign this
         --------------------------
Agreement without the prior written consent of the other party hereto, except that Buyer may assign its rights and obligations under this Agreement to any affiliated entity; provided that following such assignment Buyer shall remain liable for all of the obligations of the Buyer. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

    11.3 Governing Law. This Agreement shall be governed, construed, and
         -------------
enforced in accordance with the laws of the State of Oregon.

    11.4 Headings. The headings herein are included for ease of reference only
         --------
and shall not control or affect the meaning or construction of the provisions of this Agreement.

    11.5 Gender and Number. Words used herein, regardless of the gender and
         -----------------
number specifically used, shall be deemed and construed to include any other gender, masculine, feminine or neuter, and any other number, singular or plural, as the context required.

    11.6 Entire Agreement. This Agreement, all schedules hereto, and all
         ----------------
documents and certificates to be delivered by the parties pursuant hereto collectively represent the entire understanding and agreement between Buyer and Seller with respect to the subject matter hereof. All schedules attached to this Agreement shall be deemed part of this Agreement and incorporated herein, where applicable, as if fully set forth herein. This Agreement supersedes all prior negotiations between Buyer and Seller, and all letters of intent and other writings related to such negotiations, and cannot be amended, supplemented or modified except by an agreement in writing which makes specific reference to this Agreement or an agreement delivered pursuant hereto, as the case may be, and which is signed by the party against which enforcement of any such amendment, supplement or modification is sought.

   11.7 Waiver of Compliance; Consents. Except as otherwise provided in this
        ------------------------------
Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.7.

   11.8 Severability. If any provision of this Agreement or the application
        ------------
thereof to any person or circumstance shall be invalid or unenforceable or any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greater extent permitted by law.

   11.9 Counterparts. This Agreement may be signed in any number of counterparts
        ------------
with the same effect as if the signature on each such counterpart were upon the same instrument.

   IN WITNESS WHEREOF, this Agreement has been executed by Buyer and Seller as of the date first above written.

    SELLER:                           COMMON GROUND BROADCASTING, INC.


                                    By: /s/ Eric H. Halvorson
                                       ------------------------------
                                          Eric H. Halvorson
                                          Executive Vice President


    BUYER:                            AMERICAN RADIO SYSTEMS CORPORATION


                                    By: /s/ Steven B. Dodge
                                       -----------------------------
                                       Title: President and CEO

            SCHEDULES TO ASSET PURCHASE AGREEMENT

  1.9        Escrow Agreement
  3.4        Licenses
  3.5        Personal property
  3.6        Assumed Contracts
  3.7        Consents required
  3.8        Trademarks; trade names; copyrights
  3.9        Insurance policies
  8.2(f)     Opinion of Seller's General and FCC Counsels
  8.3(e)     Opinion of Buyer's General Counsel

                                                        Exhibit 1.9

                            MEDIA VENTURE PARTNERS
                               ESCROW AGREEMENT


AGREEMENT, effective as of the ___ day of ______, 19__, by and among:

BUYER: ____________________________________________

Address:___________________________________________
        ___________________________________________

SELLER: ___________________________________________

Address:___________________________________________
        ___________________________________________


ESCROW AGENT: Media Venture Partners, Ltd.

   Address:  1650 Tysons Boulevard
             Suite 790
             McLean, VA 22102

                                  WITNESSETH:

WHEREAS, Buyer and Seller have entered into an Agreement of Purchase and Sale with respect to __________, said Agreement dated the __ day of ______ ,19__, being by reference incorporated herein and made a part hereof (the "Agreement"), and

WHEREAS. the parties wish to provide for an orderly disposition of the funds deposited into escrow pursuant to said Agreement;

NOW, THEREFORE, in consideration of the premises, promises and mutual covenants herein, the parties hereby agree as follows:

1. DEPOSIT OF ESCROW FUNDS. Upon the execution of this Escrow Agreement, buyer is delivering or causing to be delivered to the Escrow Agent, the sum of _____ Dollars in cash __, check __, or other _____ (check appropriate box, and if other, describe).

                             MEDIA VENTURE PARTNERS

2. INVESTMENT OF ESCROW FUND. The Escrow Agent shall, upon request of Buyer, invest and reinvest the escrow funds in direct obligations of the United States government, in federally insured savings accounts or in bank certificates of deposits, as Buyer shall instruct; provided, that the Escrow Agent shall not be required to invest in or hold any instrument in bearer form. The Escrow Agent shall hold said escrow funds together with all interest accumulated thereon and proceeds therefrom and dispose of the same as hereinafter provided.

3. DISPOSITION OF ESCROW FUNDS. The Escrow Agent shall distribute and dispose of the escrow funds as follows:

     (a) In the event the purchase and sale closes in the manner contemplated in the Agreement, the escrow funds shall be paid over to the Seller at closing in accord with said Agreement. In such event, all interest earned and accumulated thereon and proceeds therefrom shall be paid over to Buyer at closing.

     (b) In the event the purchase and sale does not close as contemplated in the Agreement due to the material breach by or default of the Buyer under the terms of the Agreement, then the escrow funds shall be paid over to Seller together with all interest earned and accumulated thereon and the proceeds therefrom.

     (c) In the event the purchase and sale does not close as contemplated in the Agreement due to material breach by or default of the Seller under the terms of the Agreement, then the escrow funds shall be paid over to Buyer together with all interest earned and accumulated thereon and the proceeds therefrom.

     (d) In all other events, if the Agreement is terminated or if the transactions or closing contemplated thereby are not consummated, the escrow funds shall be returned to the Buyer together with all interest earned.

     (e) If any provision of this Paragraph with respect to the disposition of the escrow fund is in conflict with any provision or the Agreement with respect to such disposition, then such provision in the Agreement shall prevail.

4. CONTROVERSIES WITH RESPECT TO ESCROW. The Escrow Agent shall discharge his duties to dispose of the escrow fund in accord with the provisions of paragraph 3 above upon the joint written instructions of the Seller and Buyer or their duty designated representatives. If the Escrow Agent shall not have received such joint written instructions and a controversy shall exist between Buyer and Seller as to the correct disposition of the escrow funds, the Escrow Agent shall continue to hold the escrow funds and the income earned or accrued thereon until:

     (a) The receipt by the Escrow Agent of the joint written instructions of the Seller and Buyer as to the disposition of the escrow funds; or

                             MEDIA VENTURE PARTNERS

     (b) The receipt by the Escrow Agent of a final order entered by a court of competent jurisdiction determining the disposition of the escrow funds and the income earned or accrued thereon; or

     (c) The Escrow Agent shall have, at its option, filed an action or bill in interpleader, or similar action for such purpose, in a court of competent jurisdiction and paid the escrow funds and all income earned or accrued thereon into said court, in which event, the Escrow Agent's duties, responsibilities and liabilities with respect to the escrow fund, proceeds therefrom and this Agreement shall terminate.

5. CONCERNING THE ESCROW AGENT. The following shall control the fees, resignation, discharge, liabilities and indemnification of the Escrow
     Agent:

     (a) The Escrow Agent shall charge no fees for its service hereunder, but shall be reimbursed for all reasonable expenses, disbursements and advancements incurred or made by the Escrow Agent in performance of his duties hereunder, one-half (1/2) of any such expenses, disbursements and advances to be paid by Buyer and one-half (1/2) by the Seller, other than expenses for investments authorized hereunder which shall be borne by Buyer.

     (b) The Escrow Agent may resign and be discharged from its duties hereunder at any time by giving written notice of such resignation to the parties hereto, specifying the date when such resignation shall take effect. Upon such notice, a successor escrow agent shall be appointed with the unanimous consent of the parties hereto, and the service of such successor escrow agent shall be effective as of the date of resignation specified in such notice, which date shall not be less than thirty (30) days after the giving of such notice. If the parties hereto are unable to agree upon a successor escrow agent within thirty (30) days after such notice, the Escrow Agent shall be authorized to appoint its successor. The Escrow Agent shall continue to serve until its successor accepts the escrow by written notice to the parties hereto and the Escrow Agent deposits the escrow fund with such successor escrow agent.

     (c) The Escrow Agent undertakes to perform such duties as are specifically set forth herein and may conclusively rely, and shall be protected in acting or refraining from acting, on any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so. The Escrow Agent shall have no responsibility for the contents of any writing contemplated herein and may rely without any liability upon the contents thereof.

                            MEDIA VENTURE PARTNERS

     (d) The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized hereby or within the rights and powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, or in accordance with advice of counsel and it shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind unless caused by its own misconduct or gross negligence.

     (e) Each of the Buyer and Seller agrees to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and the Buyer and Seller agree jointly to indemnify the Escrow Agent and hold it harmless against any and all liabilities incurred by it hereunder which are not a consequence of any party's actions, except in the case of liabilities incurred by the Escrow Agent resulting from its own misconduct or gross negligence.

     (f) The Escrow Agent acts hereunder as a depository only, and is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of any cash or security deposited with it.

     (g) Buyer and Seller agree each to pay one half of the escrow agent's out-of-pocket costs within fifteen (15) days of presentment, including reasonable attorneys fees which the escrow agent may expend of incur in any dispute or action.

          Should Buyer or Seller fail to reimburse escrow agent for such out-of-pocket costs and/or attorneys fees, the escrow agent, at its option, may choose to deduct said expenses from any escrow funds disbursed from the escrow account.

6.   MISCELLANEOUS.

     (a) This Escrow Agreement shall be construed by and governed in accordance with the laws of the District of Columbia, applicable to agreements executed and wholly to be performed therein.

     (b) This Escrow Agreement shall be binding upon and shall inure to the benefit of the parties, their successors and assigns.

     (c) This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

     (d) All notices, requests, demands and other communication hereunder shall be in writing, shall be given simultaneously to all parties hereunder and shall be deemed to have been duly given if delivered or mailed (certified mail, postage pre-paid, return receipt requested) as follows:

                             MEDIA VENTURE PARTNERS

If to Seller:
             ----------------------
             ----------------------
             ----------------------
Attention:
             ----------------------

If to Buyer:
             ----------------------
             ----------------------
             ----------------------

Attention:
             ----------------------

If to Escrow Agent: Media Venture Partners, Ltd.
                    1650 Tysons Boulevard
                    Suite 790
                    McLean, VA 22102

Attention:
            -------------------------

or to such other addresses as any party may have furnished to the other in writing, in accord herewith.

7. TERMINATION. This Escrow Agreement shall automatically terminate upon the distribution of the escrow fund in accord with the terms hereof.

IN WITNESS WHEREOF, the parties have caused their hands, or those of their duly authorized officers, and seals to be affixed as of the date first above written.

SELLER:

               By:
                  --------------------------
BUYER:

               By:
                  --------------------------

ESCROW AGENT: MEDIA VENTURE PARTNERS, LTD.

               By:
                  --------------------------

                         EXHIBIT 3.5 Personal Property

                                KDBX INVENTORY
                                --------------
3/13/96                                                                 PAGE 1

Location          QTY        Item                                      Manufacturer        Model
====================================================================================================
Transmitter      700 feet    1 5/8 inch Celfex Coax                    Cable Wave
-----------------------------------------------------------------------------------------------------
Transmitter      1           1 5/8" Coax Switch                        Dielectric         1896
-----------------------------------------------------------------------------------------------------
Transmitter      2           1 5/8" through line sections              Bird
-----------------------------------------------------------------------------------------------------
Transmitter      1           1 kW slug                                 Bird
-----------------------------------------------------------------------------------------------------
Transmitter      1           10 kW slug                                Bird
-----------------------------------------------------------------------------------------------------
Transmitter      1           3 1/8" 2-bay FM ant.(107.5)               ERI
-----------------------------------------------------------------------------------------------------
Transmitter      1           480 to 208 Step down 45kva transformer    Westinghouse       DT3
-----------------------------------------------------------------------------------------------------
Transmitter      1           5' Equipment Rack
-----------------------------------------------------------------------------------------------------
Transmitter      1           6' Equipment Rack
-----------------------------------------------------------------------------------------------------
Transmitter      1           A/C Breakpanels/disconnect (installed)
-----------------------------------------------------------------------------------------------------
Transmitter      2           A/C units (3 tons)                        Lennox             CD19-31-3P-
-----------------------------------------------------------------------------------------------------
Transmitter      1           AC emergency power generator              Kohler             40R03P
-----------------------------------------------------------------------------------------------------
Transmitter      1           AM noise monitor                          RDL                ACM2
-----------------------------------------------------------------------------------------------------
Transmitter      1           Bandpass Filter                           Shively Labs      2516-3A
-----------------------------------------------------------------------------------------------------
Transmitter      1           Best Fortress                             UPS                L117.7KVA
-----------------------------------------------------------------------------------------------------
Transmitter      1           Cat Link Single composite                 QEI                400
-----------------------------------------------------------------------------------------------------
Transmitter      1           Dummy Load                                Altronic Rsrch     6715E3
-----------------------------------------------------------------------------------------------------
Transmitter      1           FM Antenna                                Shively Labs       6015-21-3R
-----------------------------------------------------------------------------------------------------
Transmitter      1           FM Transmitter                            QEI                FMQ-10,000
-----------------------------------------------------------------------------------------------------
Transmitter      1           FM Exciter                                QEI                675B
-----------------------------------------------------------------------------------------------------
Transmitter      1           FM Mod Monitor                            TFT                844A
-----------------------------------------------------------------------------------------------------
Transmitter      2           Interface panels                          Burk               IP-8
-----------------------------------------------------------------------------------------------------
Transmitter      1           misc. 1 5/8" elbows and coax hardline      Cable Wave
-----------------------------------------------------------------------------------------------------
Transmitter      1           Modem (for Burke RC)                      Hayes              Accura 144
-----------------------------------------------------------------------------------------------------
Transmitter      1           Nitrogen Regulator
-----------------------------------------------------------------------------------------------------
Transmitter      1           Optimod FM                                Orban              8200/U35
-----------------------------------------------------------------------------------------------------
Transmitter      1           Remote Control - Xmtr unit only           Burk               ARC-16
-----------------------------------------------------------------------------------------------------
Transmitter      1           sample ports
-----------------------------------------------------------------------------------------------------
Transmitter      2           T1-ISO Digital Link                                          DL551A
-----------------------------------------------------------------------------------------------------
Transmitter      1           Transformer Panel                         Zenith             43R-1000C

                                 SCHEDULE 3.6
                                 ------------
                               ASSUMED CONTRACTS
                               -----------------

1. Agreement dated March 26, 1996 by and between Combined Communications, Inc., Common Ground Broadcasting, Inc. and Salem Communications Corporation.

2. Agreement dated July 1, 1995 by and between First Media Television, L.P., a Delaware limited partnership, and Salem Communications Corporation, a California corporation. (Assignment of this agreement requires the consent of the landlord.)

                                 SCHEDULE 3.8
                                 ------------
                                 FCC LICENSES
                                 ------------

                                 See Attached.

               [LETTERHEAD OF FEDERAL COMMUNICATIONS COMMISSION]

                         FM BROADCAST STATION LICENSE

Official Mailing Address:                  AUTHORIZING OFFICIAL:
-------------------------------            --------------------
COMMON GROUND BROADCASTING INC             Robert D. Greenberg
57400 SOUTH MORSE ROAD                     Supervisory Engineer
WARREN, OR 97053                           Audio Services Division
-------------------------------            Mass Media Bureau

                                           GRANT DATE: NOV 28, 1995

Call Sign: KDBX                            This license expires 3:00 a.m.
                                           local time, February 01, 1998

License File No.: BLH-950801KC

This license covers Permit No.: BPH-940930IE

Subject to the provisions of the Communications Act of 1934, subsequent acts and treaties, and all regulations heretofore or hereafter made by this Commission, and further subject to the conditions set forth in this license, the licensee is hereby authorized to use and operate the radio transmitting apparatus herein described.

This license is issued on the licensee's representation that the statements contained in licensee's application are true and that the undertakings therein contained so far as they are consistent herewith, will be carried out in good faith. The licensee shall, during the term of this license, render such broadcasting service as will serve the public interest, convenience, or necessity to the full extent of the privileges herein conferred.

This license shall not vest in the licensee any right to operate the station nor any right in the use of the frequency designated in the license beyond the term hereof, nor in any other manner than authorized herein. Neither the license nor the right granted hereunder shall be assigned or otherwise transferred in violation of the Communications Act of 1934. This license is subject to the right of use or control by the Government of the United States conferred by
Section 606 of the Communications Act of 1934.

Name of Licensee:

       COMMON GROUND BROADCASTING, INC.

Callsign: KDBX                                       License No.: BLH - 950801KC

Station Location:

        OR BANKS


Frequency (MHZ): 107.5
Channel: 298

Class: C2

Hours of Operation: Unlimited

Main Studio Address:
             OR-448 SOUTH 1ST STREET, HILLSBORO

Transmitter location (address or description): OR-262 NORTHWEST MILLER ROAD,
     PORTLAND

Remote Control Point Address:
     OR - 448 SOUTH 1ST STREET, HILLSBORO
     OR - 5110 SOUTHEAST STARK STREET, PORTLAND

Transmitter:  Type Accepted. See Sections 73.1660, 73.1665 and 73.1670 of the
               Commission's Rules.

Transmitter output power: 9.2 kW

Antenna type: (directional or non-directional): Non-Directional

Description: SHIVELY 6015-2-3R, TWO SECTIONS


Antenna Coordinates: North Latitude:  45   31    22
                     West Longitude: 122   45     7

                                           Horizontally       Vertically
                                            Polarized          Polarized
                                             Antenna            Antenna
Effective radiated power in the
       Horizontal Plane (kW) .......... :      6.3                6.3


Height of radiation center above
       ground (Meters) ................ :      198                198

Height of radiation center above
       mean sea level (Meters)......... :      493                493

Height of radiation center above
       average terrain (Meters)........ :      406                406

Overall height of antenna structure above ground
    (including obstruction lighting if any):  330 Meters

Obstruction marking and lighting specifications for antenna structure:

It is to be expressly understood that the issuance of these specifications

Callsign: KDBX                                       License No.:BLH - 950801KC

     is in no way to be considered as precluding additional or modified marking or lighting as may hereafter be required under the provisions of Section 303(q) of the Communications Act of 1934, as amended.

       PARAGRAPH 01.0, FCC FORM 715 (OCTOBER 1985): Antenna structures shall be painted throughout their height with alternate bands of aviation surface orange and white, terminating with aviation surface orange bands-at both top and bottom. The width of the bands shall be equal and approximately one-seventh the height of the structure, provided however, that the bands shall not be more than 100 feet nor less than 1 and 1/2 feet in width. All towers shall be cleaned and repainted as often as necessary to maintain good visibility.

       PARAGRAPH 03.0, FCC FORM 715 (APRIL 1985): There shall be installed at the top of the structure one 300 m/m electric code beacon equipped with two 620- or 700-watt lamps (PS-40, Code Beacon type), both lamps to burn simultaneously, and equipped with aviation red color filters. Where a rod or other construction of not more than 20 feet in height and incapable of supporting this beacon is mounted on top of the structure and it is determined that this additional construction does not permit unobstructed visibility of the code beacon from aircraft at any normal angle of approach, there shall be installed two such beacons positioned so as to insure unobstructed visibility of at least one of the beacons from aircraft at any normal angle of approach. The beacons shall be equipped with a flashing mechanism producing not more than 40 flashes per minute nor less than 12 flashes per minute with a period of darkness equal to approximately one-half of the luminous period.

       PARAGRAPH 08.0, FCC FORM 715 (APRIL 1985): On levels at approximately three-fourths, one-half and one-fourth of the over-all height of the tower one similar flashing 300 m/m electric code beacon shall be installed in such position within the tower proper that the structural members will not impair the visibility of the beacon from aircraft at any normal angle of approach. In the event these beacons cannot be installed in a manner to insure unobstructed visibility of the beacon from aircraft at any normal angle of approach, there shall be installed two such beacons at each level. Each beacon shall be mounted on the outside of diagonally opposite corners or opposite sides of the tower at the prescribed height.

       PARAGRAPH 17.0, FCC FORM 715 (APRIL 1985): On levels at approximately seven-eighths, five-eighths, three-eighths and one-eight of the over-all height of the tower, at least one 116- or 125-watt lamp (A21/TS) enclosed in an aviation red obstruction light globe shall be installed on each outside corner of the structure.

       PARAGRAPH 21.0, FCC FORM 715 (APRIL 1985): All lighting shall burn continuously or shall be controlled by a light sensitive device adjusted so that the lights will be turned on at a north sky light intensity level of about 35 foot candles and turned off at a north sky light intensity level of about 58 foot candles.

Callsign: KDBX                                      License No.: BLH - 950801KC

     Special operating conditions or restrictions:

     1. The permittee/licensee in coordination with other users of the site must reduce power or cease operation as necessary to protect persons having access to the site, tower or antenna from radio-frequency radiation in excess of FCC guidelines.

                          *** END OF AUTHORIZATION ***

                                  Exhibit 3.9

                              Insurance Policies

================================================================================
Producer                          THIS CERTIFICATE IS ISSUED AS A MATTER OF
                                  INFORMATION ONLY AND CONFERS NO RIGHTS
Sullivan & Curtis                 UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE
3310 Two Union Square             DOES NOT AMMEND, EXTEND OR ALTER THE COVERAGE
Seattle, WA 98101                 AFFORDED BY THE POLICIES BELOW.
(206) 521-3800                    ==============================================
----------------------------------      COMPANIES AFFORDING COVERAGES
Insured                           Company
                                  Letter  A  National Surety Corporation
Common Ground Broadcasting, Inc.  ---------------------------------------------
(KDBX-FM)                         Company
448 S. First Ave., #100           Letter  B  TIG Insurance Company
Hillsboro       OR 97123          ---------------------------------------------
                                  Company
                                  Letter  C  CIGNA Insurance Company
                                  ---------------------------------------------
                                  Company
                                  Letter  D  National Casualty Company
                                  ---------------------------------------------
                                  Company
                                  Letter  E  Cert. #07 (KDBX-FM)
===============================================================================
THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENTS, TERM OR CONDITION OR ANY CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSION AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.
--------------------------------------------------------------------------------

CO     TYPE OF INSURANCE            POLICY NUMBER   POLICY EFF DATE    POLICY EXP DATE                LIMITS
LTR                                                    mm/dd/yy           mm/dd/yy
-------------------------------------------------------------------------------------------------------------------------
        GENERAL LIABILITY                                                                General Aggregate   $ 2,000,000
A       [X] Commercial General liab.  MXX80637062      12/31/95         12/31/96         Prod-Comp/Ops Agg   $ 2,000,000
        [_] claim made [X] Occur                                                         Pers & Adv Injury   $ 1,000,000
        [_] Owner's & Contractors                                                        Each Occurrence     $ 1,000,000
            Protective                                                                   Fire Damage         $    50,000
        [_]                                                                               (Any one fire)
        [_]                                                                               Medical Payments   $     5,000
                                                                                          (Any one person)
-------------------------------------------------------------------------------------------------------------------------
        AUTOMOBILE LIABILITY                                                             Combined            $ 1,000,000
A       [X] Any Auto                  MXX80637062      12/31/95         12/31/96         Single Limit
        [_] All Owned Autos                                                              -------------------------------
        [_] Scheduled Autos                                                              Bodily Injury       $
        [X] Hired Autos                                                                  (Per Person)
        [X] Non-Owned Autos                                                              -------------------------------
        [_] Garage Liability                                                             Bodily Injury       $
        [_]                                                                              (Per Accident)
                                                                                         --------------------------------
                                                                                         Property Damage     $
=========================================================================================================================
        EXCESS LIABILITY                                                                 Ea Occurrence       $10,000,000
B       [X] Umbrella Form             XKB2784050       12/31/95         12/31/96         Aggregate           $10,000,000
        [_] Other Than Umbrella Form
------------------------------------------------------------------------------------------------------------------------
        WORKER'S COMPENSATION                                                            [X] Statutory
C               AND                   C29205917        12/01/95         12/01/96         Each Accident       $ 1,000,000
        EMPLOYER'S LIABILITY                                                             Disease-Pol Limit   $ 1,000,000
                                                                                         Disease-Each Empl   $ 1,000,000
------------------------------------------------------------------------------------------------------------------------
A       OTHER PROPERTY-               MXX80637062      12/31/95         12/31/96         Blkt. Pars. Prop. and Equip.
        Special Form                                                                     incl Towers & Antennas/EDP/BI.
========================================================================================================================
Description of Operations/Locations/Vehicles/Special Items
Broadcaster and Film & Program Producer Errors and Omissions Coverage, Policy no, LS004536, Company Letter D,
12/31/95-12/31/96,  $1,000,000 Limit each occurrence.
========================================================================================================================
                                     001            Should any of the above described policies be cancelled before the expiration date thereof, the issuing company will endeavor to mail
 For Informational Purposes Only                    10 days written notice to the certificate holder named to the left, but failure to mail such notice shall impose no obligation or liability of any kind upon the company, it's agent's or
                                                    representatives.
                                                    --------------------------------------------------------------------
                                                     Authorized Representative
                                                     /s/ Steven s. Stafford
========================================================================================================================

                                                     Opinion of Seller's Counsel

__________ 1995

American Radio Systems, Inc.
116 Huntington Avenue
Boston, MA 02116

The Bank of New York, as Agent
One Wall Street
New York, NY 10286

Gentlemen:

This opinion is being delivered to you in connection with the Asset Purchase Agreement (the "Agreement") dated as of _______________ by and between American Radio Systems, Inc., a Massachusetts corporation ("Buyer") and ____________, a _____________ corporation ("Seller"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

I have reviewed the Agreement and other pertinent information and records and files necessary to render this opinion. In arriving at the opinions expressed herein, I have examined and relied upon original or copies, identified to my satisfaction, of all corporate records and other instruments, documents, certificates of public officials, officers and representations of the Seller, and other persons or entities and have made such investigations as I have considered necessary or appropriate. In making such examinations, I have assumed but not independently verified the genuineness and authenticity of all documents, and the conformity to original documents of all certified or photostatic copies submitted.

As to matters of fact material to the opinions expressed herein, and which have not been independently established, I have relied upon certificates of the officers, directors and representatives of the Seller and certificates of public officials, and I have assumed the accuracy and correctness of all statements of fact contained therein, including the accuracy and correctness of the factual representations and warranties of the Seller set forth in the Agreement and the documents and instruments delivered to you in connection therewith.

     1. Seller is a corporation, duly organized, validly existing and in good standing under the laws of the State of ___________, and is duly qualified to conduct business in the State of ____________.

     2. Seller has full corporate power and authority to enter into the Agreement and all documents required to be executed or delivered by Seller pursuant to the

Agreement (the "Related Documents"), and to consummate the transactions contemplated thereby. The Agreement and the Related Documents have been duly authorized, executed and delivered by Seller and constitute the legal, valid and binding obligations of Seller, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the rights of creditors generally, or (b) general principles of equity, whether considered in a proceeding in equity or at law.

   3. The execution and delivery of the Agreement and the Related Documents, and the consummation of the transactions contemplated thereby, will not (a) result in a breach of or constitute a default under, the Articles of Incorporation or Bylaws of Seller, (b) result in a breach of or constitute a default under any agreement, trust or instrument to which Seller is a party or by which Seller or its respective properties or assets are bound, or (c) constitute a breach, violation or default under any judgment, order, writ, injunction or decree of any court or governmental agency or other authority applicable to Seller.

   4. Except as disclosed in the Agreement, there are no governmental consents, permits, approvals or authorizations required to be obtained by Seller in order to consummate the transactions contemplated by the Agreement.

   5. To the best of our knowledge and except as set forth in the schedules to the Agreement, there is no litigation, proceeding or investigation of any nature pending or threatened, or any judgment, award, order or decree outstanding, against the Seller or the Assets, which if adversely determined might have a material adverse effect on the Station or the Assets (taken as a whole) or prevent the consummation of the transactions contemplated by the Agreement.

The opinions expressed herein are rendered only to you and are solely for your benefit and that of other lenders who are participants in the Amended and Restated Credit Agreement dated September 12, 1994, as amended, by and among Seller, the Bank of New York as Agent, and the lenders named therein, their assigns, and by any future participants thereof and their assigns and may not be relied upon by you or by such other lenders for any purpose other than in connection with the transactions contemplated by the Agreement; or relied upon by any other person for any purpose; or, except as required by applicable law or requested by any governmental authority, furnished to or quoted to any person without our prior written consent.

Very truly yours,

                                                 Opinion of Seller's FCC Counsel
                                                 -------------------------------
___________1996


American Radio Systems Corporation
116 Huntington Avenue
Boston, MA 02116

The Bank of New York, as Agent
One Wall Street
New York, NY 10286

Gentlemen:

This opinion is being delivered to you in connection with the Asset Purchase Agreement (the "Agreement") dated as of, _____________, by and between American Radio Systems Corporation, a Delaware corporation ("Buyer") and _________________ ("Seller"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

We have reviewed the Agreement and other pertinent information and records and files necessary to render this opinion. In arriving at the opinions expressed herein, I have examined and relied upon original or copies, identified to my satisfaction, of all records, instruments, documents, and certificates of the Seller and of public officials, officers and representatives of the Seller, as I have considered necessary or appropriate, and I have made such other investigations as I have considered necessary or appropriate. In making such examinations, I have assumed but not independently verified the genuineness and authenticity of all documents, and the conformity to original documents of all certified or photostatic copies submitted.

As to matters of fact material to the opinions expressed herein, and which have not been independently established, we have relied upon certificates of the officers and representatives of the Seller and certificates of public officials, and we have assumed the accuracy and correctness of all statements of fact contained therein, including the accuracy and correctness of the factual representations and warranties of the Seller set forth in the Agreement and the documents and instruments delivered to you in connection therewith. This opinion is limited to the Communications Act of 1934, as amended (the "Act") and the Rules and Regulations of the FCC.

   1. Seller validly holds the Licenses listed on Schedule 3.4 of the Agreement and the Licenses are in full force and effect. The Licenses include all licenses, permits and authorizations which are necessary under FCC rules for Seller to operate the Station in the manner in which we understand the station is currently being operated.

                                                      Opinion of Buyer's Counsel
                                                      --------------------------

________________1996

Regent Broadcasting of Dayton, Inc.

Gentlemen:

This opinion is being delivered to you in connection with the Asset Purchase Agreement (the "Agreement") dated as of ________________ by and between American Radio Systems Corporation, a Delaware corporation ("Buyer") and _________ , a ________________ corporation ("Seller"). Capitalized terms used herein, unless otherwise defined herein, shall have the meanings ascribed to them in the Agreement.

We have reviewed the Agreement and other pertinent information and records and files necessary to render this opinion. In arriving at the opinions expressed herein, we have examined and relied upon original or copies, identified to my satisfaction, of all corporate records and other instruments, documents, certificates of public officials, officers and representations of the Buyer, and other persons or entities and have made such investigations as we have considered necessary or appropriate. In making such examinations, we have assumed but not independently verified the genuineness and authenticity of all documents, and the conformity to original documents of all certified or photostatic copies submitted.

As to matters of fact material to the opinions expressed herein, and which have not been independently established, we have relied upon certificates of the officers, directors and representatives of the Buyer and certificates of public officials, and we have assumed the accuracy and correctness of all statements of fact contained therein, including the accuracy and correctness of the factual representations and warranties of the Buyer set forth in the Agreement and the documents and instruments delivered to you in connection therewith.

   1. Buyer is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, and is qualified to conduct business in the State of

   2. Buyer has full corporate power and authority to enter into the Agreement and all documents required to be executed or delivered by Seller pursuant to the